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Cane  O'Neill  Taylor,  LLC

                                                     2300  West  Sahara  Avenue,
                                                     Suite  500-Box  18
                                                     Las  Vegas,  NV  89102

Michael  A.  Cane*       Stephen F.X. O'Neill**     Chad  Weiner+
Michael  H.  Taylor***   Peter  Hsiao ++

                                                     Telephone:  702-312-6255
                                                     Facsimile:  702-944-7100
                                                     E-mail:   son@stockslaw.com
                                                               -----------------





April  9,  2003

TEXADA  VENTURES  INC.
220  East  12th  Street,  Suite  201
North  Vancouver,  BC,  Canada  V7L  2J6

Attention:     Marc  Branson

Dear  Sir:

RE:     TEXADA  VENTURES  INC.  (the  "Company")
     -  Registration  Statement  on  Form  SB-2


We have acted as counsel for Texada Ventures Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 6,000,000 shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement dated April 9, 2003 and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.


Very  truly  yours,

CANE  O'NEILL  TAYLOR,  LLC



/s/  Michael  H.  Taylor
--------------------------
MICHAEL  H.  TAYLOR,  ESQ.

/ado



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VANCOUVER  OFFICE:     Suite  1880,  1055  West  Georgia  Street,  Box  11122,
Vancouver,  British  Columbia,  Canada  V6E  3P3
               Tel:  (604)  687-5792  /  Fax:  (604)  687-6650


         *Licensed Nevada, California, Washington and Hawaii State Bars; **Washington and British Columbia Bars; *** Nevada and British Columbia Bars;
           + California State Bar only, ++Illinois and Wisconsin State Bars